UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

GLOBAL INDUSTRIES, LTD.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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FORM OF CLIENT LETTER:

Re: Global Industries Merger with Technip

Dear [            ]:

We are pleased to provide an update on the status of our planned merger with Technip. Regulatory approvals required for the merger have been received from all applicable governmental entities and we have scheduled a shareholder vote to take place on 30 November 2011. The closing is currently scheduled to take place on 1 December 2011.

Integration planning is continuing to prepare for a smooth transition in all operations around the world. While the specifics of the new organization will appropriately be announced by Technip in the future, we can share that the intention remains to retain key staff. Planned centers of excellence for Pipeline S-lay, Heavy Lift and Diving will continue to provide innovative support for our current and future clients.

The actual form of the merger is for Global Industries to merge with a Technip subsidiary and for Global Industries to be the surviving entity. Consequently, all obligations of Global Industries remain in force.

An indication of the robust synergies resulting from the merger is the increase in tendering activity we are beginning to experience due to new opportunities to bring Global Industries assets to support ongoing and prospective projects for Technip, and vice versa.

In closing, it is my privilege to express the appreciation of the entire Global Industries family for the support and confidence you have placed in us to serve your offshore development needs over our long and successful past. Our capable and experienced staff looks forward to supporting your future requirements with an even wider portfolio of expertise and assets in the exciting times ahead.

Sincerely,

John B. Reed
Chief Executive Officer

Important Additional Information Has Been Filed with the SEC

In connection with the proposed transaction, the Company has filed a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (the “SEC”). COMPANY STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. The proxy statement and other documents incorporated by reference in the proxy statement are available free of charge at the SEC’s website at www.sec.gov or by directing a request to Global Industries, Ltd., 11490 Westheimer, Suite 400, Houston, Texas 77077, Attention: Secretary.

The Company and its directors and officers may be deemed participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s most recent definitive proxy statement, which was filed with the SEC on April 5, 2011. Certain directors and executive officers of the Company may have direct or indirect interests in the proposed transaction that may be different from those of the Company’s stockholders generally. Investors may obtain additional information regarding such interests by reading the proxy statement and other relevant documents that the Company has filed with the SEC when they become available.